Tyson Foods, Inc.

Exhibit 21 – Subsidiaries of the Company

Entity Name	Place of Incorporation
Tyson Foods, Inc.	Delaware (1986)
Subsidiaries 100% owned unless otherwise noted
Global Employment Services, Inc.	Delaware (1993)
National Comp Care, Inc.	Delaware (1995)
Oaklawn Capital Corporation	Delaware (1995)
Oaklawn Capital - Mississippi LLC	Mississippi (1996)
Provemex International Holdings, Inc.	Delaware (2005)
The Pork Group, Inc.	Delaware (1998)
TyNet Corporation	Delaware (1995)
Tyson Breeders, Inc.	Delaware (1971)
Tyson Farms, Inc.	North Carolina (1968)
Tyson International Company, Ltd.	Bermuda (1993)
Tyson International Holding Company	Delaware (1994)
Tyson Mexican Original, Inc.	Delaware (1998)
Tyson Poultry, Inc.	Delaware (1998)
Tyson Receivables Corporation	Delaware (2001)
Tyson Sales and Distribution	Delaware (1998)
Tyson Shared Services, Inc.	Delaware (1998)

Tyson Chicken, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1997)
Hudson Midwest Foods, Inc.	Nebraska (1996)

Tyson Fresh Meats, Inc. (formerly known as IBP, inc.) (Subsidiary of Tyson Foods, Inc.)	Delaware (2000)
Tyson Processing Services, Inc.	Delaware (1997)
The IBP Foods Co.	Delaware (1972)
IBP Foreign Sales Corporation	Guam (1987)
Tyson Hog Markets, Inc.	Delaware (1972)
IBP Redevelopment Corporation	Missouri (2000)
Tyson Service Center Corp.	Delaware (1979)
Tyson of Wisconsin, Inc.	Delaware (1989)
Madison Foods, Inc.	Delaware (1998)
PBX, inc.	Delaware (1974)
Rural Energy Systems, Inc.	Delaware (1984)
Texas Transfer, Inc.	Texas (1987)
Tyson Canada Finance LP	New Brunswick, Canada (2003)

New Canada Holdings, Inc.	Delaware (2007)
IBP Finance Company of Canada	Nova Scotia (1997)

Lakeside Farm Industres, Ltd (Subsidiary of Tyson Fresh Meats, Inc.)	Alberta, Canada (1994)
Lakeside Feeders, Ltd.	Alberta, Canada (1993)
Provemex Holdings, LLC	Delaware (2005)
Lakeside Feeders Partnership	Alberta, Canada (2001)

961436 Alberta Ltd. (Subsidiary of Lakeside Farm Industries, Ltd)	Alberta, Canada (2001)
Cobb Breeders B.V.	The Netherlands (1994)

Cobb Europe Limited (formerly known as Cobb Breeding Company Ltd.) (Subsidiary of Lakeside Farm Industries, Ltd)	United Kingdom (1974)
Cobb Poland B.V.	Poland (1996)
Cobb-Istanbul Ana Damizlik Isletmeleri Ve Ticaret A.S.	Turkey (2001)
Cobb France Eurl	France

IBP Caribbean, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Cayman Islands (1997)
Mainstream Holding Limited	Hong Kong (1998)
Shanghai Shineway DCH Tyson Co. Ltd.	China (1997)

Tyson International Service Center, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Delaware (1973)
Tyson International Service Center, Inc. Asia	Delaware (1985)
Tyson International Service Center, Inc. Europe	Delaware (1985)

IBP Foodservice, LLC (78% owned by Tyson Fresh Meats, Inc. 22% owned by IBP Caribbean, Inc. )	Delaware (1997)

Foodbrands America, Inc. (Subsidiary of IBP Foodservice, LLC)	Delaware (1994)
The Bruss Company	Illinois (1956)
CBFA Management Corp.	Delaware (1998)
Foodbrands Supply Chain Services, Inc.	Delaware (1992)
Wilton Foods, Inc.	New York (1964)
Zemco Industries, Inc.	Delaware (1999)

Tyson Deli, Inc. (formerly known as Tyson Retail Deli, Inc.) (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Tyson Prepared Foods, Inc.	Delaware (2003)

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Carolina Brand Foods, LLC	North Carolina (2000)

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (1998)
DFG Foods, LLC	Oklahoma (1998)

JOINT VENTURES/PARTNERSHIP
iTradeNetwork, Inc.	Delaware (1999)
eFS Network, Inc.	Delaware (2000)
Central Industries, Inc.	Mississippi (1964)
Carneco Foods, LLC	Oklahoma (2000)
ID Casing, LLC	Delaware (1997)
Shandong Sand's Food and Development Co. Ltd.	China (Inactive) (1995)
Cactus Argentina, S.A.	Argentina (1998)
Exportaciones Agroindustrials, S.A.	Argentina (1994)
Dynamic Fuels, LLC	Delaware (2007)
Nacrail, LLC	Delaware (2001)
Shandong Tyson-Da Long Food Company, Ltd.	China (2001)

TYSON DE MEXICO S. DE R.L. DE C.V.
Tyson de Mexico, S. de R.L. de C.V.	Mexico
Avicultores Tecnicos, S. de R.L. de C.V.	Mexico
Comercializadora Avemex, S. de R.L. de C.V.	Mexico
Corporativo Orvin S. de R.L. de C.V.	Mexico
Empresas Provemex S. de R.L. de C.V.	Mexico
Laboral Gomez Palantina, S.de R.L. de C.V.	Mexico
Provemex Avicola, S. de R.L. de C.V.	Mexico

Cobb Vantress, Inc.
Cobb-Vantress, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1986)
Cobb Caribe S.A.	Dominican Republic (2001)
Cobb Espanola S.A.	Spain (1969)
Gen Ave S.A.	Argentina (1982)
Matsusaka Farm Company Limited	Japan (1967)
Progenitores Avicolas, C.A.	Venezuela (1967)
Venco Research and Breeding Farm, Ltd.	India (1980)
Reproductores Cobb S.A.	Argentina (1999)
Cobb-Russia LLC	Deleware (2006)

Cobb-Vantress Philippines, Inc. (Subsidiary of Cobb-Vantress, Inc.)	Philippines (2003)
CV Holdings, Inc.	Philippines (2003)

Celestra Investments Limited (Subsidiary of Cobb-Vantress, Inc.)	Gilbraltar (2002)
Tyson International Holdings, SARL	Luxembourg (2004)
Tyson Delaware Holdings, LLC	Delaware (2003)
Tyson International Holdings, S.C.A.	Luxembourg (2003)
Cobb Europe B.V.	The Netherlands (1994)
Cobb-Vantress Brazil LTDA	Brazil (1997)

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